Filed Pursuant to Rule 424(b)(5)

Registration No. 333-252625

The information in this preliminary prospectus supplement and the accompanying prospectus, relating to an effective registration statement under the Securities Act of 1933, as amended, is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and we are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to completion, dated October 30, 2023

PRELIMINARY PROSPECTUS SUPPLEMENT

(to Prospectus dated February 11, 2021)

Shares of Common Stock

Warrants to Purchase                Shares of Common Stock

We are offering                shares of our common stock (the “Shares”) and warrants to purchase up to                 shares of our common stock at an exercise price of $9.00 per whole share of common stock (the “Warrants”). The Warrants will be exercisable at any time from the date of issuance through the fifth anniversary of the date of this prospectus, unless earlier redeemed. The Warrants will be redeemable at our option, in whole or in part, at a redemption price equal to $0.001 per Warrant upon 30 days’ prior written notice, at any time after (i) the Company’s public announcement of Positive Topline Data from its Phase 3 pivotal study in patients with Parkinson’s Disease and (ii) the date on which (a) the closing price of the Company’s common stock on the principal exchange or trading facility on which it is then traded has equaled or exceeded $14.25 and (b) the average daily trading value (ADTV) of the Company’s common stock is equal to or exceeds $2,000,000, for two consecutive Trading Days. The average daily trading volume (as defined under “ADTV” by Rule 100 of Regulation M under the Exchange Act) of the Company’s common stock shall be based on market data provided by Bloomberg L.P. “Positive Topline Data” means the achievement of “Statistical Significance” in two primary and/or secondary endpoints. Statistical Significance will be declared if the lower bound of the two-sided 95% confidence interval (CI) is greater than 20%. The shares of common stock and Warrants will be sold in units, with each unit consisting of one share of common stock and one Warrant. Each unit will be sold at a price of $  per unit. The shares of common stock and the accompanying Warrants will be issued separately but can only be purchased together in this offering. This offering also relates to the offering of the shares of common stock issuable upon exercise of the Warrants.

Our common stock is listed on the NYSE under the symbol “ANVS.” On October 27, 2023, the last reported sale price of our common stock on the NYSE was $8.01 per share. There is no established public trading market for the Warrants, and we do not expect a market to develop. In addition, we do not intend to apply for the listing of the Warrants on any national securities exchange or other nationally recognized trading system. Without an active trading market, we expect the liquidity of the Warrants will be limited.

Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page S-5 of this prospectus supplement and the documents incorporated by reference into this prospectus supplement for a discussion of information that you should consider in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Share and Accompanying Warrant	Total
Public offering price	$	$
Underwriting discounts and commissions (1)	$	$
Proceeds to us, before expenses(2)	$	$

(1)	In addition to the underwriting discount above, we have also agreed to pay the underwriters a cash fee of 6.0% of the aggregate gross proceeds received upon the exercise of the Warrants in accordance with the Financial Industry Regulatory Authority (“FINRA”) Rule 5110(g)(10) and to reimburse the underwriters for certain expenses. We refer you to “Underwriting” beginning on page S-15 of this prospectus supplement for additional information regarding underwriters’ compensation.
(2)	Does not give effect to any exercise of the Warrants being issued in this offering.

The underwriters expect to deliver the Shares and Warrants to purchasers on or about November                , 2023.

Canaccord Genuity

The date of this prospectus supplement is                , 2023.

TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT

PROSPECTUS

i

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement relates to the offering of our common stock and the Warrants. Before buying any of the securities that we are offering, you should carefully read the accompanying base prospectus, this prospectus supplement, any supplement to this prospectus supplement, the information and documents incorporated herein by reference and the additional information under the heading “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference.” These documents contain important information that you should consider when making your investment decision.

We provide information to you about this offering of our securities in two separate documents that are bound together: (i) this prospectus supplement, which describes the specific details regarding this offering; and (ii) the accompanying base prospectus, which provides general information, some of which may not apply to this offering. Generally, when we refer to this “prospectus,” we are referring to both documents combined. If information in this prospectus supplement is inconsistent with the accompanying base prospectus, you should rely on this prospectus supplement. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in any document incorporated by reference in this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference into this prospectus supplement—the statement in the document having the later date modifies or supersedes the earlier statement.

You should rely only on this prospectus supplement and the information incorporated or deemed to be incorporated by reference in this prospectus supplement or in any free writing prospectuses we provide you. We have not, and the underwriters have not, authorized anyone to provide you with information that is in addition to, or different from, that contained or incorporated by reference in this prospectus supplement. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the underwriters are not, offering to sell securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained or incorporated by reference in this prospectus supplement is accurate as of any date other than as of the date of this prospectus supplement or in the case of the documents incorporated by reference, the date of such documents regardless of the time of delivery of this prospectus supplement or any sale of our common shares. Our business, financial condition, liquidity, results of operations, and prospects may have changed since those dates.

When used in this prospectus supplement, the terms “Annovis,” “we,” “our” and “us” refer to Annovis Bio, Inc., unless otherwise specified.

ii

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the documents incorporated by reference into this prospectus supplement contain “forward-looking statements” and are intended to be covered by the safe harbor provided for under Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. These forward-looking statements involve substantial risks and uncertainties. All statements, other than statements of historical facts, included in this prospectus supplement regarding our strategy, future events, future operations, future financial position, future revenue, projected costs, prospects, plans, objectives of management and expected market growth, among others, are forward-looking statements. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “predict,” “project,” “would,” “will,” “should,” “could,” “objective,” “target,” “ongoing,” “contemplate,” “potential” or “continue” or the negative of these terms and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.

The forward-looking statements in this prospectus supplement include, among other things, statements about:

•	our business strategies;
•	the timing of regulatory submissions;
•	our ability to obtain and maintain regulatory approval of our existing product candidates and any other product candidates we may develop, and the labeling under any approval we may obtain;
•	risks relating to the timing and costs of clinical trials and the timing and costs of other expenses;
•	risks related to market acceptance of products;
•	risks associated with our reliance on third-party organizations;
•	our competitive position;
•	assumptions regarding the size of the available market, product pricing and timing of commercialization of our product candidates;
•	our intellectual property position and our ability to maintain and protect our intellectual property rights;
•	our results of operations, financial condition, liquidity, prospects, and growth strategies;
•	our cash needs and financing plans;
•	the industry in which we operate; and
•	the trends that may affect the industry or us.

We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in our forward-looking statements. We have included important factors in the cautionary statements included in this prospectus supplement, particularly in the “Risk Factors” section, which could cause actual results or events to differ materially from such forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made, and we do not undertake any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

iii

PROSPECTUS SUPPLEMENT SUMMARY

The information below is a summary of the more detailed information included elsewhere in or incorporated by reference into this prospectus supplement. Because this is only a summary, however, it does not contain all of the information that may be important to you. You should carefully read this prospectus supplement and the accompanying base prospectus, including the documents incorporated by reference, which are described under “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference” in this prospectus supplement. You should also carefully consider the matters discussed in the section in this prospectus supplement entitled “Risk Factors.”

Our Business

Overview

We are a clinical stage, drug platform company addressing neurodegeneration, such as Alzheimer’s disease (“AD”) and Parkinson’s disease (“PD”). We are developing our lead product candidate, buntanetap, which is designed to address AD, PD and other chronic neurodegenerative diseases. buntanetap is a synthetically produced small molecule, orally administered, brain penetrant compound. In several studies, buntanetap was observed to inhibit the synthesis of neurotoxic proteins-APP/Aβ (“APP”), tau/phospho-tau (“tau”) and α-Synuclein (“αSYN”)-that are the main causes of neurodegeneration. High levels of neurotoxic proteins lead to impaired axonal transport, which is responsible for the communication between and within nerve cells. When that communication is impaired, the immune system is activated and attacks the nerve cells, eventually killing them. We have observed in our clinical studies in early AD and early PD patients and pre-clinical studies in mice and rats that buntanetap lowered neurotoxic protein levels leading to improved axonal transport, reduced inflammation, lower nerve cell death and improved affected function.

In 2021, we completed two Phase 1/2 clinical studies: one in 14 early AD patients, and one in 54 early PD patients (together, the “AD/PD Trials”). In the AD/PD Trials, early AD patients were defined as those with a Mini Mental State Examination (MMSE) score between 19 and 28 and early PD patients as those patients at Hoehn & Yahr stages 1, 2 or 3. MMSE is a brief screening instrument used to assess cognitive function, with total scores ranging from 0 to 30 and a lower score indicating greater disease severity, while the Hoehn & Yahr scale is a medical assessment used to measure staging of the functional disability associated with PD where a higher stage indicates greater disease severity. In collaboration with the Alzheimer’s Disease Cooperative Study (“ADCS”), we also conducted a trial in 16 early AD patients (the “ADCS Trial”). In the ADCS Trial, early AD patients were defined as those patients with a MMSE score between 19 and 28. All three clinical trials were double-blind, placebo-controlled studies. We designed the studies by applying our understanding of the underlying neurodegenerative disease states, and measured efficacy as well as both target and pathway engagement in the spinal fluid of patients to determine whether patients improvement following treatment correlated with the CSF biomarkers. In addition to meeting their primary endpoints of safety and tolerability and secondary endpoint of pharmacokinetics, our AD/PD Trials met exploratory endpoints of measures of biomarkers and improvements in cognition in AD patients, and in function in PD patients. We believe that the AD/PD Trials represent the first double-blind placebo-controlled studies that showed improvements in AD patients, as measured by ADAS-Cog, and in PD patients, as measured by UPDRS. Following completion of the AD/PD Trials, we submitted our data to the U.S. Food and Drug Administration (“FDA”) and requested direction to further pursue the development of buntanetap in early PD patients. With the FDA’s guidance, we initiated a Phase 3 study in early PD patients in August 2022 (our “Phase 3 PD Study”). In the Phase 3 PD Study, early PD patients were defined as those at Hoehn & Yahr stages 1, 2 or 3, and OFF times of less than two hours per day. OFF time refers to when PD motor and/or non-motor symptoms occur between medication doses. We also submitted a proposed protocol for the treatment of moderate AD to the FDA, and after receiving permission to proceed, we initiated a Phase 2/3 study in mild to moderate AD patients in February 2023 (our “Phase 2/3 AD Study”). In the Phase 2/3 AD Study, mild to moderate AD patients were defined as those with a MMSE score between 14 and 24. At the completion of the ADCS Trial, the data showed that buntanetap is a translational inhibitor in humans just like in animals, and we further observed that there was statistical improvement in cognition in early AD patients, just like in the AD/PD Trials.

Our Phase 3 PD Study and Phase 2/3 AD Study each have built in interim analyses. Our Phase 3 PD Study incorporated an interim analysis at two months, the results of which were disclosed on March 31, 2023. The pre-planned interim analysis was conducted by our data analytics provider based on 132 patients from all cohorts collectively for which baseline and two-month data was available. As the interim analysis was conducted at two months of the six-month endpoint and only on 132 patients, it may not be indicative of the results at six months for the full patient population because as the trial progresses, clinical outcomes may materially change as patient enrollment continues. Based on the results of the interim analysis, we proceeded with the Phase 3 PD Study as planned in accordance with the previously established protocol. The data safety monitoring board (DSMB) also conducted an interim safety analysis and reported that buntanetap was generally well-tolerated and the study should proceed as planned. We remain blinded to the Phase 3 PD Study and we do not have safety or efficacy data from the trial.

The pre-planned interim analysis for AD was based on 107 patients having completed six weeks of treatment. Based on the results of the interim analysis, which we disclosed on October 12, 2023, we are proceeding with the Phase 2/3 AD study as planned without the need to add additional patients. The data safety monitoring board (DSMB) also conducted an interim safety analysis and reported that buntanetap was generally well-tolerated and the study should proceed as planned.

S-1

We plan to consult with the FDA following completion of both studies, to obtain feedback on our additional AD and PD studies, including conducting an open label extension study following the completion of the initial trials. Using the data from the Phase 3 PD Study, we intend to design an 18-month long disease-modifying Phase 3 study in the same early PD patients. In addition, we intend to conduct a short 6-month study in advanced PD patients during the second half of the 18-month disease modifying Phase 3 study, at which time we will define the advanced PD patient population for the purposes of such study. Similarly, using the data from the Phase 2/3 AD Study interim analysis, we intend to design an 18-month disease modifying Phase 3 study in the same early AD patient population. In addition, we intend to conduct a short 6-month study in advanced AD patients during the second half of the 18-month disease modifying Phase 3 study, at which time we will define the advanced AD patient population for the purposes of such study. We expect both the ongoing Phase 3 PD Study and the Phase 2/3 AD Study to be completed by the end of 2023, and we intend to announce the data from the final analyses in the first quarter of 2024.

By the end of 2026, our goal is to have conducted the required pivotal studies for buntanetap to be able to file two new drug applications (“NDAs”) with the FDA.

We believe that we are the only company developing a drug for AD and PD that is designed to inhibit more than one neurotoxic protein, and has a mechanism of action designed to restore nerve cell axonal and synaptic activity. By improving brain function, our goal is to treat memory loss and dementia associated with AD as well as body and brain function associated with PD. Based on pre-clinical and clinical data collected to date, we believe that buntanetap has the potential to be the first drug to interfere with the underlying mechanism of neurodegeneration, potentially enabling buntanetap to be the only drug to improve cognition in AD and motor function in PD. The industry has encountered challenges in specifically targeting one neurotoxic protein, be it APP, tau or αSYN, indicating that doing so does not change the course of neurodegeneration. Our goal is to develop a disease modifying drug (“DMD”) for patients with neurodegeneration by leveraging our clinical and pre-clinical data to inhibit the three most relevant neurotoxic proteins. Studies have found that AD and PD are the most common neurodegenerative diseases in the U.S., and accordingly these diseases present two unmet needs of the aging population and two potentially large U.S. markets if a DMD is developed and approved.

We have never been profitable and have incurred net losses since inception. Our accumulated deficit at June 30, 2023 was $73,329 thousand. We expect to incur losses for the foreseeable future, and we expect these losses to increase as we continue our development of, and seek regulatory approvals for, our product candidates. Because of the numerous risks and uncertainties associated with product development, we are unable to predict the timing or amount of increased expenses or when, or if, we will be able to achieve or maintain profitability.

Preliminary Financial Information

We estimate that we had cash and cash equivalents of approximately $6.355 million as of September 30, 2023. However, this estimate is preliminary and subject to the completion of our unaudited financial statements as of and for the three and nine months ended September 30, 2023. The actual amount that we report will be subject to the completion of our financial closing procedures and any final adjustments that may be made prior to the time our financial results for the quarter ended September 30, 2023, are finalized and filed with the Securities and Exchange Commission. Our independent registered public accounting firm has not audited, reviewed, compiled, or performed any procedures with respect to our cash and cash equivalents and, accordingly, does not express an opinion or any other form of assurance on it. This estimate should not be viewed as a substitute for financial statements prepared in accordance with accounting principles generally accepted in the United States and is not necessarily indicative of the results to be achieved in any future period. Accordingly, you should not draw any conclusions based on the foregoing estimate and should not place undue reliance on this preliminary estimate. We assume no duty to update this preliminary estimate except as required by law.

Corporate Information

We were incorporated in Delaware in 2008. Our principal executive offices are located at 1055 Westlakes Drive, Suite 300, Berwyn, PA 19312 and our telephone number is (610) 727-3913. Our website address is www.annovisbio.com. The inclusion of our website address is, in each case, intended to be an inactive textual reference only and not an active hyperlink to our website. The information contained in, or that can be accessed through, our website is not part of this prospectus.

S-2

The Offering

Common stock offered by us	shares.

Warrants to purchase common stock being offered by us

Warrants to purchase                   shares. The Warrants will be exercisable at any time from the date of issuance through the fifth anniversary of the date of this prospectus, unless earlier redeemed. Each warrant is exercisable to purchase one share of common stock at an exercise price of $9.00 per share. The Warrants will be redeemable at our option, in whole or in part, at a redemption price equal to $0.001 per Warrant upon 30 days’ prior written notice, at any time after (i) the Company’s public announcement of Positive Topline Data from its Phase 3 pivotal study in patients with Parkinson’s Disease and (ii) the date on which (a) the closing price of the Company’s common stock on the principal exchange or trading facility on which it is then traded has equaled or exceeded $14.25 and (b) the average daily trading value (ADTV) of the Company’s common stock is equal to or exceeds $2,000,000, for two consecutive Trading Days.  The average daily trading volume (as defined under “ADTV” by Rule 100 of Regulation M under the Exchange Act) of the Company’s common stock shall be based on market data provided by Bloomberg L.P. This offering also relates to the offering of the shares of common stock issuable upon exercise of the Warrants.

Common stock outstanding immediately prior to this offering	9,012,273 shares.

Common stock to be outstanding immediately after this offering	shares, assuming none of the Warrants issued in this offering are exercised.

Use of proceeds	We expect to receive net proceeds from this offering of approximately $ , after deducting fees and our estimated offering expenses. We intend to use the net proceeds from this offering, together with our existing cash, for expenses primarily related to general corporate purposes, including to fund the clinical development of our lead drug candidate, buntanetap, including the conduct of our on-going and planned clinical trials, potential future commercialization efforts, and future regulatory activities including preparation of regulatory filings; and for additional early-stage research and development activities; and other general corporate purposes. See “Use of Proceeds” on page S-11.

Risk factors	Investing in the securities offered hereby involves substantial risks. See “Risk Factors” beginning on page S-5 of this prospectus supplement for a discussion of factors that you should read and consider before investing in our common stock and warrants.

NYSE American stock symbol

“ANVS”

There is no established public trading market for the Warrants, and we do not expect a market to develop. In addition, we do not intend to apply for the listing of the Warrants on any national securities exchange or other nationally recognized trading system. Without an active trading market, we expect the liquidity of the Warrants will be limited.

The number of shares of our common stock that will be outstanding after this offering is based on 9,012,273 shares of our common stock outstanding as of June 30, 2023, and excludes:

•	1,709,150 shares of our common stock issuable upon the exercise of stock options outstanding as of June 30, 2023, at a weighted-average exercise price of $14.39 per share;

•	2,400 shares of common stock issuable upon the exercise of outstanding warrants having an exercise price of $7.50 per share; and

•	281,169 shares of common stock reserved for future issuance under our 2019 Equity Incentive Plan (the “2019 Plan”) as of June 30, 2023.

S-3

Unless otherwise indicated, this prospectus supplement reflects and assumes no exercise of the outstanding options or warrants described above and no exercise of the Warrants purchased in this offering.

S-4

RISK FACTORS

Investing in our shares of common stock and warrants involves a high degree of risk. You should carefully consider the risks, uncertainties and other factors described in our most recent Annual Report on Form 10-K, as supplemented and updated by subsequent quarterly reports on Form 10-Q and current reports on Form 8-K that we have filed or will filed with the Securities and Exchange Commission (the “SEC”), and in other documents incorporated by reference to our filings with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act and all other information contained or incorporated by reference in this prospectus supplement and the accompanying base prospectus, including our consolidated financial statements and the related notes, before investing in our common stock and warrants. If any of these risks materialize, our business, financial condition or results of operations could be materially harmed. In that case, the trading price of our common stock could decline, and you may lose some or all of your investment. The risks and uncertainties we describe are not the only ones facing us. Additional risks not presently known to us, or that we currently deem immaterial, may also impair our business operations. If any of these risks were to occur, our business, financial condition, or results of operations would likely suffer. In that event, the trading price of our common stock could decline, and you could lose all or part of your investment.

Risks Related to this Offering and Ownership of Our Common Stock and Warrants

You will experience immediate and substantial dilution in the net tangible book value per share of the common stock you purchase.

Since the offering price per share of common stock being offered is substantially higher than the net tangible book value per share of our common stock, you will suffer substantial dilution in the net tangible book value of the common stock you purchase in this offering. Based on the offering price of $           per share of common stock, if you purchase shares of common stock in this offering, you will suffer immediate and substantial dilution of $           per share in the net tangible book value of the common stock.

We have broad discretion as to the use of the net proceeds we receive from this offering and may not use them effectively.

We retain broad discretion to use the net proceeds from this offering and may use the net proceeds for general corporate purposes, which may include funding research and development, increasing working capital, reducing indebtedness, acquisitions or investments in businesses, products or technologies that are complementary to their own, and capital expenditures. Accordingly, you will have to rely upon the judgment of our management with respect to the use of those net proceeds. Our stockholders may not agree with the manner in which our management chooses to allocate and spend the net proceeds. Moreover, our management may use the net proceeds for corporate purposes that may not increase our profitability or our market value. The failure by our management to allocate these funds effectively could harm our business. See “Use of Proceeds” on page S-11.

Future sales of substantial amounts of our common stock could adversely affect the market price of our common stock.

Future sales of substantial amounts of our common stock, or securities convertible or exchangeable into shares of our common stock, into the public market, including shares of our common stock issued upon exercise of options, or perceptions that those sales could occur, could adversely affect the prevailing market price of our common stock and our ability to raise capital in the future.

Based on the sale of                shares of our common stock in this offering, we will be selling a number of shares of common stock which represents approximately                % of the number of shares of common stock that we currently have outstanding. Resales of substantial amounts of the shares of our common stock issued in this offering, together with shares of our common stock issuable upon exercise of the Warrants being offered under this prospectus supplement or the conversion or exercise of currently outstanding derivative securities, could have a negative effect on our stock price.

There is no public market for the Warrants being offered by us in this offering.

There is no established public trading market for the Warrants being sold in this offering, and we do not expect a market to develop. In addition, we do not intend to apply to list the purchase Warrants on any securities exchange or recognized trading system. Without an active market, the liquidity of the Warrants will be limited.

The redemption of the Warrants issued in this offering may require potential investors to sell or exercise the Warrants at a time that may be disadvantageous for them.

The Warrants will be redeemable at our option, in whole or in part, at a redemption price equal to $0.001 per Warrant upon 30 days’ prior written notice, at any time after (i) the Company’s public announcement of Positive Topline Data from its Phase 3 pivotal study in patients with Parkinson’s Disease and (ii) the date on which (a) the closing price of the Company’s common stock on the principal exchange or trading facility on which it is then traded has equaled or exceeded $14.25 and (b) the average daily trading value (ADTV) of the Company’s common stock is equal to or exceeds $2,000,000, for two consecutive Trading Days.  The average daily trading volume (as defined under “ADTV” by Rule 100 of Regulation M under the Exchange Act) of the Company’s common stock shall be based on market data provided by Bloomberg L.P. In the event we exercise our right to redeem the Warrants, those Warrants will be exercisable until the close of business on the date fixed for redemption in such notice. If any Warrant called for redemption is not exercised by such time, it will cease to be exercisable, and the holder thereof will be entitled only to the redemption price of $0.001 per Warrant. Notice of redemption of the Warrants could force holders to exercise the Warrants and pay the exercise price therefor at a time when it may be disadvantageous for them to do so or to sell the Warrants at the current market price when they might otherwise wish to hold the Warrants or accept the redemption price, which is likely to be substantially less than the market value of the Warrants at the time of redemption.

S-5

The Warrants are speculative in nature. You may not be able to recover your investment in the Warrants, and the Warrants may expire worthless.

The Warrants do not confer any rights of common stock ownership on their holders, such as voting rights, but rather merely represent the right to acquire shares of common stock at a fixed price for a limited period of time. Following this offering, the market value of the Warrants, if any, is uncertain and there can be no assurance that the market value of the Warrants will equal or exceed their offering price. In addition, there can be no assurance that the market price of our common stock will equal or exceed the exercise price of the Warrants for a sustained period of time or at all, and, consequently, it may not ever be profitable for holders of the Warrants to exercise the Warrants.

Holders of the Warrants will have no rights as common stockholders until they acquire our common stock.

Until you acquire shares of our common stock upon exercise of the Warrants, you will have no rights with respect to our common stock issuable upon exercise of the Warrants, including the right to vote. Upon exercise of your Warrants, you will be entitled to exercise the rights of a common stockholder only as to matters for which the record date occurs after the exercise date.

Our stock price is highly volatile, which could result in substantial losses for investors purchasing shares of our common stock and in litigation against us.

The market price of our common stock has fluctuated significantly in the past and may continue to fluctuate significantly in the future. The market price of our common stock may continue to fluctuate in response to one or more of the following factors, many of which are beyond our control:

•	results of our clinical trials, and the results of trials of our competitors or those of other companies in our market sector;

•	our ability to enroll subjects in our future clinical trials;

•	delays or unanticipated developments in the completion of our planned clinical trials;

•	any delay in submitting an NDA and any adverse development or perceived adverse development with respect to the FDA’s review of that NDA;

•	our ability to obtain and maintain regulatory approval of buntanetap or any future product candidates or additional indications thereof, or limitations to specific label indications or patient populations for its use, or changes or delays in the regulatory review process;

•	failure to successfully develop and commercialize buntanetap or any future product candidates;

•	the degree and rate of physician and market adoption of any of our current and future product candidates;

•	inability to obtain additional funding or obtaining funding on unattractive terms;

•	regulatory or legal developments in the United States and other countries applicable to buntanetap or any other product candidates;

•	adverse regulatory decisions;

•	changes in the structure of healthcare payment systems;

•	manufacturing, supply or distribution delays or shortages, including our inability to obtain adequate product supply for buntanetap or any other product candidates, or the inability to do so at acceptable prices;

•	the success or failure of our efforts to identify, develop, acquire or license additional product candidates;

•	introduction of new products, services or technologies by our competitors;

•	failure to meet or exceed financial projections we provide to the public;

•	failure to meet or exceed the estimates and projections of the investment community;

•	changes in the market valuations of companies similar to ours;

•	market conditions in the pharmaceutical and biotechnology sectors, and the issuance of new or changed securities analysts’ reports or recommendations;

•	announcements of significant acquisitions, strategic collaborations, joint ventures or capital commitments by us or our competitors;

•	any changes to our relationship with any manufacturers, suppliers, collaborators or other strategic partners;

•	significant lawsuits, including patent or shareholder litigation, and disputes or other developments relating to our proprietary rights, including patents, litigation matters and our ability to obtain patent protection for our technologies;

S-6

•	additions or departures of key scientific or management personnel;

•	sales of our common stock by us or our stockholders in the future;

•	changes in our capital structure, such as future issuances of securities and the incurrence of additional debt;

•	changes in accounting standards, policies, guidelines, interpretations or principles;

•	trading volume of our common stock;

•	actual or anticipated fluctuations in our financial condition and results of operations;

•	publication of news releases by other companies in our industry, and especially direct competitors, including about adverse developments related to safety, effectiveness, accuracy and usability of their products, reputational concerns, reimbursement coverage, regulatory compliance, and product recalls;

•	general economic, industry and market conditions, including but not limited to the impact of the COVID-19 pandemic;

•	announcement or progression of geopolitical events (including in relation to the conflict between Russia and Ukraine); and

•	the other factors described in this “Risk Factors” section.

In addition, the stock markets have experienced extreme price and volume fluctuations that have affected and continue to affect the market prices of equity securities of many companies. These fluctuations have often been unrelated or disproportionate to the operating performance of those companies. Broad market and industry factors, as well as general economic, political, regulatory and market conditions, may negatively affect the market price of our common stock, regardless of our actual operating performance. The market price of our common stock may decline, and our stockholders may lose some or all of their investment.

Our failure to meet the New York Stock Exchange’s continued listing requirements could result in a delisting of our common stock.

If we fail to satisfy the continued listing requirements of the New York Stock Exchange, such as the corporate governance requirements or the minimum closing bid price requirement, the New York Stock Exchange may take steps to delist our common stock. Such a delisting would likely have a negative effect on the price of our common stock and would impair our stockholders’ ability to sell or purchase our common stock when they wish to do so. In the event of a delisting, we can provide no assurance that any action taken by us to restore compliance with listing requirements would allow our common stock to become listed again, stabilize the market price or improve the liquidity of our common stock, or prevent future non-compliance with the listing requirements of the New York Stock Exchange.

We have been subject to securities class action litigation in the past, and could be subject to such litigation in the future.

In the past, securities class action litigation has often been brought against companies following a decline in the market price of their securities. This risk is especially relevant for us because biotechnology companies have experienced significant share price volatility in recent years. During the year ended December 31, 2021, two securities class action complaints were filed against us and our executive officers following disclosure of interim results from the AD/PD Trials. Both complaints were voluntarily dismissed without prejudice by the plaintiffs. If we again face such litigation in the future, it could result in substantial costs, a diversion of management’s attention and resources, and damage to our reputation, which could have a material adverse effect on our business, financial condition and results of operations and prospects.

Our directors, executive officers and certain shareholders will continue to own a significant percentage of our common stock and, if they choose to act together, will be able to exert significant control over matters subject to shareholder approval.

After the Offering, our directors, executive officers, and stockholders affiliated with our directors and executive officers will own approximately              % of the current voting power of our outstanding common stock. Therefore, acting together, they have the ability to substantially influence all matters submitted to our board of directors or stockholders for approval. For example, these holders may be able to control the appointment of our management, elections and removal of directors, amendments of our organizational documents, or approval of any merger, sale of assets, or other major corporate transaction. The interests of these holders may not always coincide with our corporate interests or the interests of other stockholders, and they may act in a manner with which our stockholders may not agree or that may not be in the best interests of our other stockholders. This concentration of ownership may have the effect of delaying, deferring or preventing a change in control, impeding a merger, consolidation, takeover or other business combination involving us, or discouraging a potential acquiror from making a tender offer or otherwise attempting to obtain control of our business, even if such a transaction would benefit other stockholders. So long as they continue to own a significant amount of our equity, these holders will be able to strongly influence or effectively control our decisions.

If securities or industry analysts do not publish research or reports about our business, or if they issue an adverse or misleading opinion regarding our common stock, our stock price and trading volume could decline.

The trading market for our common stock depends, in part, on the research and reports that securities or industry analysts may publish about us, our business, our market or our competitors. We do not have any control over these analysts. If our financial performance fails to meet analyst estimates or one or more of the analysts who cover us downgrade our common stock or change their opinion of our common stock, our share price would likely decline. If one or more of these analysts cease coverage of us or fail to regularly publish reports on us, we could lose visibility in the financial markets, which could cause our share price or trading volume to decline.

S-7

Because we do not anticipate paying any cash dividends on our common stock in the foreseeable future, capital appreciation, if any, will be sole source of gain for our stockholders.

We have never declared or paid any cash dividends on our common stock. We currently anticipate that we will retain future earnings for the development, operation and expansion of our business and do not anticipate declaring or paying any cash dividends for the foreseeable future. In addition, any future debt agreements may preclude us from paying dividends. As a result, capital appreciation, if any, of our common stock would be our stockholders’ sole source of gain on an investment in our common stock for the foreseeable future. There is no guarantee that shares of our common stock will appreciate in value or even maintain the price at which stockholders have purchased their shares. See “Dividend Policy” for additional information.

We identified a material weakness in our internal control over financial reporting, which resulted in the restatement of our financial statements for several prior quarterly and year-to-date periods. If remediation of this material weakness is not effective, or if we fail to maintain an effective system of internal control over financial reporting in the future, we may not be able to accurately or timely report our financial condition or operating results, which may adversely affect investor confidence in our company and, as a result, the value of our common stock.

We identified a material weakness in our internal control over financial reporting as of February 23, 2023. As defined in the standards established by the U.S. Public Company Accounting Oversight Board, a “material weakness” is a deficiency, or combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of our company's annual or interim financial statements will not be prevented, or detected on a timely basis.

The material weakness identified related to the proper classification of research and development expenses, which impacted our previously issued condensed financial statements as of and for the three months ended March 31, 2022, three and six months ended June 30, 2022 and three and nine months ended September 30, 2022. As further described in note 12 to our financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31 2022 which is incorporated by reference in this prospectus supplement, there were material amounts inappropriately classified as research and development expense which should have been classified as prepaid assets and other assets. We are taking steps to remediate the material weakness and are in the process of supplementing our existing internal controls related to the proper classification of research and development expenses. In response to the material weakness, we are enhancing our review procedures over significant contracts with contract manufacturing organizations and contract research organizations, augmenting existing staff and strengthening our review process. The incremental internal controls created to respond to this material weakness are being integrated into our internal controls testing plan and they will be tested during 2023.

Although we plan to complete the above remediation process and associated evaluation and testing as quickly as possible, we may not be able to do so and our initiatives may prove not to be successful. If our remedial measures are insufficient to address the material weakness, or if additional material weaknesses or significant deficiencies in our internal control over financial reporting are discovered during the evaluation and testing process, we will be unable to assert that our internal control over financial reporting is effective and our independent registered public accounting firm will be unable to express an opinion on the effectiveness of our internal control. If we fail to maintain an effective system of internal control over financial reporting, we may not be able to accurately report our financial results or prevent fraud. As a result, shareholders could lose confidence in our financial and other public reporting, which would harm our business and the trading price of our common stock.

The restatement of our prior quarterly financial statements may affect investor confidence and raise reputational issues and may subject us to additional risks and uncertainties, including increased professional costs and the increased possibility of legal proceedings and regulatory inquiries.

As discussed in note 12 to our financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31 2022 which is incorporated by reference in this prospectus supplement, we determined to restate our condensed financial statements as of and for the three months ended March 31, 2022, three and six months ended June 30, 2022 and three and nine months ended September 30, 2022 after we identified material amounts inappropriately classified as research and development expense which should have been classified as prepaid assets and other assets. As a result of this error and the resulting restatement of our condensed financial statements for the impacted periods, we have incurred, and may continue to incur, unanticipated costs for accounting and legal fees in connection with or related to the restatement, and have become subject to a number of additional risks and uncertainties, including the increased possibility of litigation and regulatory inquiries. Any of the foregoing may affect investor confidence in the accuracy of our financial disclosures and may raise reputational risks for our business, both of which could harm our business and financial results.

We incur increased costs as a result of operating as a public company, and our management is required to devote substantial time to compliance initiatives and corporate governance practices.

As a public company, and particularly after we no longer qualify as an emerging growth company, we incur significant legal, accounting and other expenses. The Sarbanes-Oxley Act of 2002 (“SOX”), the Dodd-Frank Wall Street Reform and Consumer Protection Act, the listing requirements of the New York Stock Exchange, and other applicable securities rules and regulations impose various requirements on U.S. reporting public companies, including the establishment and maintenance of effective disclosure and financial controls and corporate governance practices. Our management and other personnel devote a substantial amount of time to these compliance initiatives. Moreover, these rules and regulations increase our legal and financial compliance costs and make some activities more time-consuming and costly. For example, these rules and regulations may make it more expensive for us to obtain director and officer liability insurance, which in turn could make it more difficult for us to attract and retain qualified senior management personnel or members for our board of directors. In addition, these rules and regulations are often subject to varying interpretations, and, as a result, their application in practice may evolve over time as new guidance is provided by regulatory and governing bodies. This could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices. Pursuant to Section 404 of SOX, we are required to furnish a report by our senior management on our internal control over financial reporting. While we remain an emerging growth company, we will not be required to include an attestation report on internal control over financial reporting issued by our independent registered public accounting firm.

S-8

To comply with Section 404, we are required to engage in a process to document and evaluate our internal control over financial reporting, which is both costly and challenging. In this regard, we need to continue to dedicate internal resources, engage outside consultants and adopt a detailed work plan to assess and document the adequacy of internal control over financial reporting, continue steps to improve control processes as appropriate, validate through testing that controls are functioning as documented and maintain a continuous reporting and improvement process for internal control over financial reporting. Despite our efforts, there is a risk that we will not be able to conclude, within the prescribed timeframe or at all, that our internal control over financial reporting is effective as required by Section 404. We have had a material weakness in our internal control over financial reporting in the past, and cannot assure you that there will not be material weaknesses or significant deficiencies in our internal control over financial reporting in the future. Any failure to maintain internal control over financial reporting could severely inhibit our ability to accurately report our financial condition, results of operations or cash flows. If we are unable to conclude that our internal control over financial reporting is effective, or if our independent registered public accounting firm determines we have a material weakness or significant deficiency in our internal control over financial reporting once that firm begins its Section 404 reviews, investors may lose confidence in the accuracy and completeness of our financial reports, the market price of our common stock could decline, and we could be subject to sanctions or investigations by the NYSE, SEC or other regulatory authorities. Failure to remedy any material weakness in our internal control over financial reporting, or to implement or maintain other effective control systems required of public companies, could also restrict our future access to the capital markets.

We are an “emerging growth company,” and the reduced reporting requirements applicable to emerging growth companies may make our common stock less attractive to investors.

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act (“JOBS Act”). For as long as we continue to be an emerging growth company, we may take advantage of exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including exemption from compliance with the auditor attestation requirements of Section 404, reduced disclosure obligations regarding executive compensation and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the closing of our initial public offering (“IPO”) on January 31, 2020, (b) in which we have total annual gross revenue of at least $1.07 billion or (c) in which we are deemed to be a large accelerated filer, which means the market value of our common stock held by non-affiliates exceeds $700 million as of the end of our prior second fiscal quarter, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period.

In addition, under the JOBS Act, emerging growth companies can delay adopting new or revised accounting standards until such time as those standards apply to private companies. We have irrevocably elected not to avail ourselves of this exemption from new or revised accounting standards and, therefore, we will be subject to the same new or revised accounting standards as other public companies that are not emerging growth companies.

We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our share price may be more volatile.

Provisions in our restated certificate of incorporation and amended and restated bylaws and under Delaware law could make an acquisition of our company, which may be beneficial to our stockholders, more difficult and may prevent attempts by our stockholders to replace or remove our current management.

Provisions in our restated certificate of incorporation and our amended and restated bylaws that became effective upon the closing of our IPO may discourage, delay or prevent a merger, acquisition or other change in control of our company that stockholders may consider favorable, including transactions in which our stockholders might otherwise receive a premium for their shares. These provisions could also limit the price that investors might be willing to pay in the future for shares of our common stock, thereby depressing the market price of our common stock. In addition, because our board of directors is responsible for appointing the members of our management team, these provisions may frustrate or prevent any attempts by our stockholders to replace or remove our current management by making it more difficult for stockholders to replace members of our board of directors. Among other things, these provisions include those establishing advance notice bylaw provisions for proposals from stockholders for presentation at annual meetings and forum selection bylaw provisions.

Because we are incorporated in Delaware, we are governed by the provisions of Section 203 of the General Corporation Law of the State of Delaware, which prohibits a person who owns in excess of 15% of our outstanding voting stock from merging or combining with us for a period of three years after the date of the transaction in which the person acquired in excess of 15% of our outstanding voting stock, unless the merger or combination is approved in a prescribed manner.

S-9

Furthermore, our restated certificate of incorporation that became effective upon the closing of our IPO specifies that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware will be the sole and exclusive forum for most legal actions involving actions brought against us by stockholders. We believe this provision benefits us by providing increased consistency in the application of Delaware law by chancellors particularly experienced in resolving corporate disputes, efficient administration of cases on a more expedited schedule relative to other forums and protection against the burdens of multi-forum litigation. However, the provision may have the effect of discouraging lawsuits against our directors and officers. The enforceability of similar choice of forum provisions in other companies’ certificates of incorporation has been challenged in legal proceedings, and it is possible that, in connection with any applicable action brought against us, a court could find the choice of forum provisions contained in our restated certificate of incorporation to be inapplicable or unenforceable in such action.

Our bylaws designate the Court of Chancery of the State of Delaware as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by our stockholders, which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers or employees.

Our bylaws provide that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware is the exclusive forum for certain types of actions and proceedings that may be initiated by our stockholders with respect to our company and our directors. This choice of forum provision may limit a stockholder’s ability to bring a claim in a judicial forum that the stockholder believes is favorable for disputes with us or our directors, which may discourage meritorious claims from being asserted against us and our directors. Alternatively, if a court were to find this provision of our charter inapplicable to, or unenforceable in respect of, one or more of the specified types of actions or proceedings, we may incur additional costs associated with resolving such matters in other jurisdictions, which could adversely affect our business, financial condition or results of operations. We adopted this provision because we believe it makes it less likely that we will be forced to incur the expense of defending duplicative actions in multiple forums and less likely that plaintiffs’ attorneys will be able to employ such litigation to coerce us into otherwise unjustified

S-10

USE OF PROCEEDS

We estimate that the net proceeds from this offering will be approximately $           after deducting the estimated underwriting discounts and commissions and estimated expenses payable by us, and excluding the proceeds, if any, from the exercise of the Warrants issued pursuant to this offering. We cannot predict when or if the Warrants will be exercised, and it is possible the Warrants may expire and/or never be exercised.

Our expected use of the net proceeds from this offering represents our current intentions based upon our present plans and business condition. As of the date of this prospectus, we cannot predict with certainty all of the particular uses for the net proceeds to be received upon completion of this offering, or the amounts that we will actually spend on the uses set forth above. However, we currently intend to use the net proceeds to us from this offering, together with our existing cash, for expenses primarily related to general corporate purposes, including to fund the clinical development of our lead drug candidate, buntanetap, including the conduct of our on-going and planned clinical trials, potential future commercialization efforts, and future regulatory activities including preparation of regulatory filings; and for additional early-stage research and development activities; and other general corporate purposes. Pending the uses described above, we intend to invest the net proceeds from this offering in short term, interest-bearing securities such as money market accounts, certificates of deposit, commercial paper, or direct or guaranteed obligations of the U.S. government.

The amounts and timing of our actual use of the net proceeds will vary depending on numerous factors, including our ability to gain access to additional financing if needed. As a result, our management will have broad discretion in the application of the net proceeds, and investors will be relying on our judgment regarding the application of the net proceeds of this offering. In addition, we might decide to postpone or not pursue certain activities if the net proceeds from this offering and any other sources of cash are less than expected.

DIVIDEND POLICY

We have never paid cash dividends on our common stock and do not intend to pay cash dividends on our common stock in the foreseeable future. We anticipate that we will retain any earnings for use in the continued development of our business.

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DESCRIPTION OF SECURITIES

Common Stock

The material terms of our common stock are described under the heading “Description of Our Capital Stock” in the accompanying base prospectus.

Equiniti Trust Company, LLC is the transfer agent and registrar for our common stock. Our common stock is listed on the New York Stock Exchange under the symbol “ANVS.”

Warrants to be Issued in this Offering

The following is a brief summary of certain terms and provisions of the Warrants that are being offered hereby. This summary is subject to and qualified in its entirety by the form of warrant, which will be filed with the SEC as an exhibit to a Current Report on Form 8-K in connection with this offering and incorporated by reference into the registration statement of which this prospectus supplement and the accompanying base prospectus form a part. Prospective investors should carefully review the terms and provisions of the form of warrant for a complete description of the terms and conditions of the Warrants. All Warrants will be issued in certificated form.

Exercise Price, Duration, and Exercisability

The exercise price per share of common stock under the Warrant shall be $9.00, subject to adjustment if we issue other securities in certain circumstances. Exercise of the Warrants may be made, in whole or in part, at any time or times on or after the issuance date of the Warrants and on or prior to 5:30 p.m. (New York Time) on                , 2028.

Exercise of the Warrants shall be effected by delivery to us of a notice of exercise in the form specified in the Warrant agreement. Within one (1) trading day following the date of exercise, the holder shall deliver to us the aggregate exercise price specified in the applicable notice of exercise, and within the earlier of (i) two (2) trading days and (ii) the number of trading days comprising a standard settlement period following the date of the notice of exercise, the Company or its transfer agent shall issue the number of shares of common stock to which the holder is entitled pursuant to such exercise in book-entry form. Partial exercises of the Warrants resulting in purchases of a portion of the total number of shares of common stock available under each Warrant available shall have the effect of lowering the outstanding number of Warrant shares purchasable in an amount equal to the applicable number of Warrant shares purchased.

Redemption

The Warrants will be redeemable at our option, in whole or in part, at a redemption price equal to $0.001 per warrant upon 30 days’ prior notice (which may be made via publication of a press release), at any time after (i) the Company’s public announcement of Positive Topline Data from its Phase 3 pivotal study in patients with Parkinson’s Disease and (ii) the date on which (a) the closing price of the Company’s common stock on the principal exchange or trading facility on which it is then traded has equaled or exceeded $14.25 and (b) the average daily trading value (ADTV) of the Company’s common stock is equal to or exceeds $2,000,000, for two consecutive Trading Days.  The average daily trading volume (as defined under “ADTV” by Rule 100 of Regulation M under the Exchange Act) of the Company’s common stock shall be based on market data provided by Bloomberg L.P. Notice of redemption may be made via publication of a press release or any other lawful means. If notice of redemption is made via publication of a press release, no other form of notice or publication will be required. If we call the Warrants for redemption, the holders of the Warrants will then have to decide whether to sell Warrants, exercise them before the close of business on the business day preceding the specified redemption date or hold them for redemption.

Exercise Limitations

The Warrants shall not be exercisable to the extent that after giving effect to such issuance as set forth on the applicable notice of exercise, the holder would beneficially own in excess of 9.99% of the number of shares of our common stock outstanding immediately after giving effect to the issuance of Warrant shares issuable upon the holder’s exercise of the Warrants (the “Maximum Percentage”). The holder, upon notice to us, may from time to time increase or decrease the Maximum Percentage to any other percentage (not in excess of 19.99% of the number of shares of our common stock outstanding immediately after giving effect to the issuance of Warrant shares issuable upon exercise of the Warrants by the holder if exceeding that limit would result in a change in control under NYSE Listed Company Manual Section 312.03(c) or any successor rule). Any increase in the Maximum Percentage shall not be effective until the 61st day after such notice is delivered to us.

No Fractional Shares

No fractional Warrant shares or scrip representing fractional shares shall be issued upon the exercise of the Warrants. As to any fraction of a share which the holder would otherwise be entitled to purchase upon such exercise, we shall pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the applicable exercise price.

Certain Adjustments

The exercise price and the number of shares purchasable upon exercise of the Warrants are subject to adjustment upon any subdivision or combination of our common stock, including stock dividends, stock splits, reverse stock splits, recapitalizations, or otherwise.

S-12

Rights Upon Distribution of Assets; Purchase Rights

If at any time we shall declare or make any dividend or other distribution of our assets (or rights to acquire our assets) to holder of our common stock, by way of return of capital or otherwise (including without limitation, any distribution of cash, stock, or other securities, property, or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of rearrangement, or other similar transaction) (a “Distribution”), at any time after the issuance of the Warrants, then in each such case (i) any exercise price in effect immediately prior to the close of business on the record date fixed for the determination of holders of shares of our common stock entitled to receive the Distribution shall be reduced, effective as of the close of business on such record date, to a price determined by multiplying such exercise price by a fraction of which (i) the numerator shall be the weighted average price of the shares of our common stock on the trading day immediately preceding such record date minus the value of the Distribution (as determined in good faith by our Board of Directors) applicable to one share of our common stock, and (ii) the denominator shall be the weighted average price of the shares of our common stock on the trading day immediately preceding such record date; and (ii) the number of warrant shares shall be increased to a number of shares equal to the number of shares of our common stock issuable upon conversion of the warrant shares immediately prior to the close of business on the record date fixed for the determination of holders of shares of our common stock entitled to receive the Distribution multiplied by the reciprocal of the fraction set forth in the immediately preceding paragraph (i).

In addition, if any at time we (i) grant, issue, or sell any options, convertible securities or rights to purchase stock, warrants, securities, or other property pro rata to all of the record holders of our common stock (the “Purchase Rights”), then the holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the holder could have acquired if the holder had held the number of shares of common stock issuable upon conversion of the Warrant shares (without regard to any limitation on the exercise of the Warrant) immediately before the date on which a record is taken for the grant, issuance, or sale of such Purchase Rights.

Fundamental Transactions

In the event of any “fundamental transaction,” as described in the Warrant and generally including any merger with or into another entity; sale, lease, license, or transfer of all or substantially all of our assets; tender offer or exchange offer; or reclassification, reorganization, or recapitalization of our shares of common stock, then we (or the successor entity) shall purchase the Warrants, on the effective date of such fundamental transaction, by paying to the holders cash in an amount equal to (i) the Black Scholes value of the remaining unexercised portion of each Warrant (based on the “OV” function on Bloomberg determined as of the day immediately following the public announcement of the applicable fundamental transaction and reflecting (a) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the remaining term of the Warrant as of such date of request and (b) an expected volatility equal to 100%). Such calculations shall assume full exercisability of the Warrants (e.g., without regard to any limitations on the exercise of the Warrants).

Transferability

The Warrants and all rights thereunder (including, without limitation, any registration rights) are transferable, in whole or in part, upon surrender of the Warrants to us together with the appropriate instruments of transfer and funds sufficient to pay any transfer taxes, if applicable.

No Rights as a Stockholder

The Warrants do not entitle the holder to any voting rights, dividends, or other rights as a stockholder of the Company prior to the exercise of the Warrants except as otherwise set forth in the Warrants.

Authorized and Unreserved Shares of Common Stock

So long as the Warrants remain outstanding, we are required to reserve from our authorized and unissued shares of common stock a sufficient number of shares to provide for the issuance of the Warrant shares upon the exercise of all of the Warrants then outstanding.

Amendments and Waivers

The Warrants may be modified or amended or the provisions thereof waived with the written consent of the Company and the respective holder.

Exchange Listing

There is no established public trading market for the Warrants, and we do not expect a market to develop. In addition, we do not intend to apply for the listing of the Warrants on any national securities exchange or other nationally recognized trading system. Without an active trading market, we expect the liquidity of the Warrants will be limited.

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DILUTION

If you invest in our common stock, you will experience dilution to the extent of the difference between the public offering price per share and the net tangible book value per share of our common stock immediately after this offering.

Our net tangible book value as of June 30, 2023, was $20.7 million, or $2.30 per share of our common stock. “Net tangible book value” is total assets minus the sum of liabilities and intangible assets. “Net tangible book value per share” is net tangible book value divided by the total number of shares outstanding. Dilution in net tangible book value per share represents the difference between the amount per share paid by purchasers of shares of common stock in this offering and the net tangible book value per share of our common stock immediately after this offering.

After giving effect to the sale of                shares of our common stock in this offering at the public offering price of $                per share and after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us, our as adjusted net tangible book value as of June 30, 2023, would have been approximately $ , or $ per share. This represents an immediate increase in net tangible book value of $ per share to existing stockholders and immediate dilution in net tangible book value of $ per share to new investors purchasing our common stock in this offering at the public offering price per share. The following table illustrates this dilution on a per share basis:

Offering price per share			$
Net tangible book value per share as of June 30, 2023		$2.30
Increase in net tangible book value per share attributable to this offering	$
As adjusted net tangible book value per share after giving effect to this offering			$
Dilution in net tangible book value per share to investors in this offering			$

The discussion and table above assume no exercise of the Warrants sold in this offering.

The number of shares of our common stock that will be outstanding after this offering is based on 9,012,273 shares of our common stock outstanding as of June 30, 2023, and excludes:

•	1,709,150 shares of our common stock issuable upon the exercise of stock options outstanding as of June 30, 2023, at a weighted-average exercise price of $14.39 per share;

•	2,400 shares of common stock issuable upon the exercise of outstanding warrants having an exercise price of $7.50 per share; and

•	281,169 shares of common stock reserved for future issuance under our 2019 Equity Incentive Plan (the “2019 Plan”) as of June 30, 2023.

The above illustration of dilution per share to the investors participating in this offering assumes no exercise of outstanding options or warrants to purchase shares of our common stock, including the Warrants purchased in this offering. To the extent that options or warrants outstanding as of June 30, 2023 or issued thereafter have been or may be exercised or other shares issued, the investors purchasing shares of our common stock in this offering may experience further dilution.

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UNDERWRITING

We and the underwriters for the offering named below have entered into an underwriting agreement with respect to the securities being offered. Canaccord Genuity LLC is acting as representative of the underwriters.         Subject to the terms and conditions of the underwriting agreement, the underwriters have agreed to purchase from us the number of securities set forth opposite their name below.

Underwriters	Number of Shares	Number of Warrants
Canaccord Genuity LLC
Total

The underwriting agreement provides that the obligations of the underwriters are subject to certain conditions precedent and that the underwriters have agreed to purchase all of the securities sold under the underwriting agreement if any of these securities are purchased.

We have agreed to indemnify the underwriters against specified liabilities, including liabilities under the Securities Act of 1933, and to contribute to payments the underwriters may be required to make in respect thereof.

Our common stock is listed on the New York Stock Exchange under the symbol “ANVS.” There is no established public trading market for the Warrants, and we do not expect a market to develop. We do not intend to list the Warrants on the New York Stock Exchange, any other national securities exchange or any other nationally recognized trading system.

The underwriters are offering the units, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel and other conditions specified in the underwriting agreement. The underwriters reserve the right to withdraw, cancel or modify offers and to reject orders in whole or in part.

Discounts. The following table shows the offering price, underwriting discounts and proceeds, before expenses, to us from the sale of the units offered hereby.

	Per Unit	Total
Public offering price	$	$
Underwriting discounts and commissions	$	$
Proceeds to us, before expenses	$	$

We estimate that the total expenses of the offering payable by us, excluding underwriting discounts, will be approximately $                 . Additionally, we have agreed to reimburse the underwriters for expenses, including the fees and expenses of counsel for the underwriters, in an amount not to exceed $125,000.

The underwriters propose to offer the securities at the offering price set forth on the cover of this prospectus supplement. If all of the securities are not sold at the offering price, the underwriters may change the offering price and other selling terms.

Warrant Solicitation Fee. Upon any exercise of the Warrants issued in this offering, we have agreed to pay the underwriters a cash fee equal to 6.0% of the aggregate gross proceeds received upon the exercise of the Warrants in accordance with the Financial Industry Regulatory Authority (“FINRA”) Rule 5110(g)(10).

Right of First Refusal. We have granted the representative, subject to certain exceptions, a right of first refusal for a period of nine (9) months following the consummation of this offering to act as our lead bookrunner or secondary bookrunner for any future capital raising transactions undertaken by us.

Discretionary Accounts. The underwriters do not intend to confirm sales of the securities to any accounts over which they have discretionary authority.

Stabilization. In connection with this offering, the underwriters may engage in stabilizing transactions, which involves making bids for, purchasing and selling shares of common stock in the open market for the purpose of preventing or retarding a decline in the market price of the common stock while this offering is in progress. These stabilizing transactions may include making short sales of the common stock, which involves the sale by the underwriters of a greater number of shares of common stock than they are required to purchase in this offering, and purchasing shares of common stock on the open market to cover positions created by short sales.

The underwriters have advised us that, pursuant to Regulation M of the Securities Act, the underwriters may also engage in other activities that stabilize, maintain or otherwise affect the price of the common stock, including the imposition of penalty bids.

These activities may have the effect of raising or maintaining the market price of the common stock or preventing or retarding a decline in the market price of the common stock, and, as a result, the price of the common stock may be higher than the price that otherwise might exist in the open market. If the underwriters commence these activities, they may discontinue them at any time. The underwriters may carry out these transactions on the New York Stock Exchange, in the over the counter market or otherwise.

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Lock-Up Agreements. Pursuant to certain ‘‘lock-up’’ agreements, we and our executive officers and directors have agreed, subject to certain exceptions, not to (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any shares of our common stock or any securities convertible into or exercisable or exchangeable for our common stock or file any registration statement under the Securities Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of our common stock, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of our common stock or other securities, in cash or otherwise, without the prior written consent of the representative, for a period of 90 days after the date of the pricing of the offering.

The representative, in its sole discretion, may release our common stock and other securities subject to the lock-up agreements described above in whole or in part at any time. When determining whether or not to release our common stock and other securities from lock-up agreements, the representative will consider, among other factors, the holder’s reasons for requesting the release, the number of shares for which the release is being requested and market conditions at the time of the request.

Electronic Offer, Sale and Distribution of Securities. A prospectus supplement in electronic format may be made available on the website maintained by the underwriters and the underwriters may distribute prospectus supplements electronically. The underwriters may agree to allocate a number of units for sale to their respective online brokerage account holders. Internet distributions will be allocated by the underwriters on the same basis as other allocations. Other than the prospectus supplement in electronic format, the information on this website is not part of this prospectus supplement or the registration statement of which this prospectus supplement forms a part, has not been approved or endorsed by us or the underwriters in their capacity as underwriters, and should not be relied upon by investors.

Other Relationships. The underwriters and their affiliates may have provided in the past, and may in the future provide, various investment banking, commercial banking and other financial services for us and our affiliates for which they have received, or may in the future receive, customary fees.

NOTICE TO INVESTORS

Canada. The securities may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Israel. In the State of Israel this prospectus supplement shall not be regarded as an offer to the public to purchase the units offered hereby under the Israeli Securities Law, 5728 – 1968, which requires a prospectus to be published and authorized by the Israel Securities Authority, if it complies with certain provisions of Section 15 of the Israeli Securities Law, 5728–1968, including, inter alia, if: (i) the offer is made, distributed or directed to not more than 35 investors, subject to certain conditions (the “Addressed Investors”); or (ii) the offer is made, distributed or directed to certain qualified investors defined in the First Addendum of the Israeli Securities Law, 5728 – 1968, subject to certain conditions (the “Qualified Investors”). The Qualified Investors shall not be taken into account in the count of the Addressed Investors and may be offered to purchase securities in addition to the 35 Addressed Investors. The Company has not and will not take any action that would require it to publish a prospectus in accordance with and subject to the Israeli Securities Law, 5728 – 1968. The Company has not and will not distribute this prospectus supplement or make, distribute or direct an offer to subscribe for the units offered hereby to any person within the State of Israel, other than to Qualified Investors and up to 35 Addressed Investors.

Qualified Investors may have to submit written evidence that they meet the definitions set out in of the First Addendum to the Israeli Securities Law, 5728 – 1968. In particular, the Company may request, as a condition to be offered units, that Qualified Investors will each represent, warrant and certify to the Company and/or to anyone acting on its behalf: (i) that it is an investor falling within one of the categories listed in the First Addendum to the Israeli Securities Law, 5728 – 1968; (ii) which of the categories listed in the First Addendum to the Israeli Securities Law, 5728 – 1968 regarding Qualified Investors is applicable to it; (iii) that it will abide by all provisions set forth in the Israeli Securities Law, 5728 – 1968 and the regulations promulgated thereunder in connection with the offer to be issued units; (iv) that the units that it will be issued are, subject to exemptions available under the Israeli Securities Law, 5728 – 1968: (a) for its own account; (b) for investment purposes only; and (c) not issued with a view to resale within the State of Israel, other than in accordance with the provisions of the Israeli Securities Law, 5728 – 1968; and (v) that it is willing to provide further evidence of its Qualified Investor status. Addressed Investors may have to submit written evidence in respect of their identity and may have to sign and submit a declaration containing, inter alia, the Addressed Investor’s name, address and passport number or Israeli identification number.

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United Kingdom. In the United Kingdom, this prospectus supplement is only addressed to and directed as qualified investors who are (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the Order); or (ii) high net worth entities and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). Any investment or investment activity to which this prospectus supplement relates is available only to relevant persons and will only be engaged with relevant persons. Any person who is not a relevant person should not act or relay on this prospectus supplement or any of its contents.

Switzerland. The securities will not be offered, directly or indirectly, to the public in Switzerland and this prospectus supplement does not constitute a public offering prospectus as that term is understood pursuant to article 652a or 1156 of the Swiss Federal Code of Obligations.

European Economic Area. In relation to each Member State of the European Economic Area (each, a “Member State”), no offer of shares may be made to the public in that Member State other than:

-	to any legal entity which is a qualified investor as defined in the Prospectus Regulation;

-	to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Regulation), subject to obtaining the prior consent of the underwriters; or

-	in any other circumstances falling within Article 1(4) of the Prospectus Regulation, provided that no such offer of securities shall require the Company or the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation and each person who initially acquires any securities or to whom any offer is made will be deemed to have represented, acknowledged and agreed to and with the underwriters and the Company that it is a “qualified investor” as defined in the Prospectus Regulation.

In the case of any securities being offered to a financial intermediary as that term is used in Article 5 of the Prospectus Regulation, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the securities acquired by it in the offer have not been acquired on a nondiscretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any securities to the public other than their offer or resale in a Member State to qualified investors as so defined or in circumstances in which the prior consent of the underwriters has been obtained to each such proposed offer or resale.

For the purposes of this provision, the expression an “offer of securities to the public” in relation to any securities in any Member State means the communication in any form and by means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase securities, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129 (as amended).

We have not authorized and does not authorize the making of any offer of securities through any financial intermediary on our behalf, other than offers made by the underwriters and their affiliates, with a view to the final placement of the securities as contemplated in this document. Accordingly, no purchaser of the securities, other than the underwriters, is authorized to make any further offer of securities on our behalf or on behalf of the underwriters.

S-17

LEGAL MATTERS

The validity of the securities being offered by this prospectus will be passed upon by our counsel, Duane Morris LLP, New York, New York. Certain legal matters in connection with this offering will be passed on for the underwriters by Goodwin Procter LLP, New York, New York.

EXPERTS

The financial statements of Annovis Bio, Inc. as of and for the years ended December 31, 2022 and 2021 appearing in our Annual Report on Form 10-K, have been audited by WithumSmith+Brown, PC, an independent registered public accounting firm, as stated in their report thereon, included therein, and are incorporated by reference, (which report includes an explanatory paragraph about the existence of substantial doubt concerning the Company's ability to continue as a going concern), in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act, and the rules and regulations promulgated under the Securities Act, with respect to the securities offered under this prospectus supplement. This prospectus supplement, which constitutes a part of the registration statement, does not contain all of the information contained in the registration statement and the exhibits and schedules to the registration statement. Many of the contracts and documents described in this prospectus supplement are filed as exhibits to the registration statement and you may review the full text of these contracts and documents by referring to these exhibits.

For further information with respect to us and the securities offered under this prospectus supplement, reference is made to the registration statement and its exhibits and schedules. We file reports, including annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K with the SEC.

The SEC maintains an Internet web site that contains reports, proxy and information statements and other information regarding issuers, including Annovis, that file electronically with the SEC. The SEC’s Internet website address is www.sec.gov. Our Internet website address is www.annovisbio.com. The inclusion of our website address is, in each case, intended to be an inactive textual reference only and not an active hyperlink to our website. The information contained in, or that can be accessed through, our website is not part of this prospectus.

All trademarks or trade names referred to in this prospectus supplement are the property of their respective owners.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with the SEC. This means that we can disclose important information to you by referring you to another filed document. Any information referred to in this way is considered part of this prospectus supplement from the date we file that document. Any reports filed by us with the SEC after the date of this prospectus supplement and before the date that the offering of the securities by means of this prospectus supplement is terminated will automatically update and, where applicable, supersede any information contained in this prospectus supplement or incorporated by reference in this prospectus supplement. Accordingly, we incorporate by reference the following documents or information filed with the SEC:

●	Our Annual Report on Form 10-K for the year ended December 31, 2022 filed with the SEC on March 31, 2023;

●	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2023, filed with the SEC on May 10, 2023;

●	Our Quarterly Report on Form 10-Q for the quarter ended June 30, 2023, filed with the SEC on August 14, 2023;

●	Our Definitive Proxy Statement filed with the SEC on April 28, 2023;

●	Our Current Reports on Form 8-K filed with the SEC on January 6, 2023, February 13, 2023, March 6, 2023, April 3, 2023, April 4, 2023, May 30, 2023, June 16, 2023, October 13, 2023, and October 30, 2023 (in each case other than any portions thereof deemed furnished and not filed); and

●	The description of our common stock contained in our Form 10-K filed with the SEC on March 25, 2020.

We also incorporate by reference any future filings (other than any filings or portions of such reports that are not deemed “filed” under the Exchange Act in accordance with the Exchange Act and applicable SEC rules, including current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that are related to such items unless such Form 8-K expressly provides to the contrary) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until the termination of the offering of the securities under this prospectus supplement. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.

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We will furnish without charge to you, upon written or oral request, a copy of any or all of the documents incorporated by reference, including exhibits to these documents by writing or telephoning us at the following address or phone number below. You may also access this information on our website at www.annovisbio.com by viewing the “SEC Filings” subsection of the “Investors” menu. No additional information, including information contained in, or that can be accessed through, our website, is deemed to be part of or incorporated by reference into this prospectus supplement.

Annovis Bio, Inc.

1055 Westlakes Drive, Suite 300

Berwyn, PA 19312

(610) 727-3913

S-19

PROSPECTUS

$250,000,000

Common Stock
Preferred Stock
Warrants
Units

We may offer and sell from time to time shares of common stock, shares of preferred stock, warrants, or any combination of those securities, either individually or in units, up to an aggregate initial offering price of $250,000,000, in one or more transactions under this prospectus. The securities may be offered in amounts, at prices and on terms to be determined based on market conditions at the time of sale and set forth in an accompanying prospectus supplement.

This prospectus provides you with a general description of the securities that we may offer. Each time we offer securities, we will provide you with a prospectus supplement that describes specific information about the particular securities being offered and may add, update or change information contained or incorporated by reference in this prospectus. You should read both this prospectus and the applicable prospectus supplement, together with the additional information that is incorporated by reference into this prospectus and the applicable prospectus supplement, before you invest in any of our securities.

The securities may be sold by us to or through underwriters or dealers, directly to purchasers or through agents designated from time to time, or through a combination of these methods. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus and the comparable section of any applicable prospectus supplement. If any underwriters are involved in the sale of the securities with respect to which this prospectus is being delivered, the names of such underwriters and any applicable discounts or commissions and options will be set forth in the applicable prospectus supplement.

Our common stock is listed on the NYSE American under the ticker symbol “ANVS.” On January 29, 2021, the last reported sale price per share of our common stock on the NYSE American was $9.98 per share. We have not yet determined whether the other securities that may be offered by this prospectus will be listed on any exchange, interdealer quotation system or over-the-counter market. If we decide to seek the listing of any such securities upon issuance, the prospectus supplement relating to those securities will disclose the exchange, quotation system or market on which those securities will be listed.

INVESTING IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. RISKS ASSOCIATED WITH AN INVESTMENT IN OUR SECURITIES WILL BE DESCRIBED IN THE APPLICABLE PROSPECTUS SUPPLEMENT AND CERTAIN OF OUR FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION INCORPORATED BY REFERENCE INTO THIS PROSPECTUS, AS DESCRIBED UNDER “RISK FACTORS” ON PAGE 4.

You should read this prospectus and any applicable prospectus supplement together with additional information described under the heading “Where You Can Find Additional Information” before you make your investment decision.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 1, 2021.

i

ABOUT THIS PROSPECTUS

As used in this prospectus, unless the context otherwise requires, the terms “Annovis,” the “Company,” “we,” “us,” and “our” refer to Annovis Bio, Inc.

This prospectus is a part of a registration statement that we filed with the Securities and Exchange Commission, (the “SEC”), using a “shelf” registration process. Under this shelf registration process, we may offer to sell any of the securities, or any combination of the securities, described in this prospectus, in each case, in one or more offerings, up to an aggregate dollar amount of $250,000,000.

This prospectus provides you with a general description of the securities that we may offer. Each time securities are sold under this registration statement, we will provide an accompanying prospectus supplement that will contain specific information about the terms of those securities and the terms of that offering. The accompanying prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any accompanying prospectus supplement, you should rely on the information in the accompanying prospectus supplement. You should read both this prospectus and any accompanying prospectus supplement, including all documents incorporated by reference herein and therein, together with the additional information described under “Where You Can Find Additional Information” below.

The information contained in this prospectus is not complete and may be changed. You should rely only on the information provided in or incorporated by reference in this prospectus or in any accompanying prospectus supplement, or documents to which we otherwise refer you. We have not authorized anyone else to provide you with different information.

We have not authorized any dealer, agent or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and any accompanying prospectus supplement. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or an accompanying prospectus supplement. This prospectus and the accompanying prospectus supplement, if any, do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and any accompanying prospectus supplement, if any, constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus and any accompanying prospectus supplement is accurate on any date subsequent to the date set forth on the front of such document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any accompanying prospectus supplement is delivered, or securities are sold on a later date.

FORWARD-LOOKING STATEMENTS

This prospectus, including documents incorporated by reference, any applicable prospectus supplement and any related free writing prospectus, contain forward-looking statements, as defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In some cases, you can identify forward-looking statements by the words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “objective,” “ongoing,” “plan,” “predict,” “project,” “potential,” “should,” “will,” or “would,” and or the negative of these terms, or other comparable terminology intended to identify statements about the future. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. Although we believe that we have a reasonable basis for each forward-looking statement contained in this prospectus, we caution you that these statements are based on a combination of facts and factors currently known by us and our expectations of the future, about which we cannot be certain.

The forward-looking statements in this prospectus include, among other things, statements about:

•	our business strategies;

•	the timing of regulatory submissions;

•	our ability to obtain and maintain regulatory approval of our existing product candidates and any other product candidates we may develop, and the labeling under any approval we may obtain;

•	risks relating to the timing and costs of clinical trials and the timing and costs of other expenses;

•	risks related to market acceptance of products;

•	risks associated with our reliance on third-party organizations;

•	our competitive position;

•	assumptions regarding the size of the available market, product pricing and timing of commercialization of our product candidates;

•	our intellectual property position and our ability to maintain and protect our intellectual property rights;

•	our results of operations, financial condition, liquidity, prospects, and growth strategies;

•	our cash needs and financing plans;

•	the industry in which we operate; and

•	the trends that may affect the industry or us.

We cannot guarantee that the results and other expectations expressed, anticipated or implied in any forward-looking statement will be realized. The risks set forth under Item 1A of our Form 10-K for the year ended December 31, 2019, as revised or supplemented by our Quarterly Reports on Form 10-Q and other documents we file with the SEC, describe material risks to our business, and you should read and interpret any forward-looking statements together with these risks. A variety of factors, including these risks, could cause our actual results and other expectations to differ materially from the anticipated results or other expectations expressed, anticipated or implied in our forward-looking statements. Should known or unknown risks materialize, or should underlying assumptions prove inaccurate, actual results could differ materially from past results and those anticipated, estimated or projected in the forward-looking statements. You should bear this in mind as you consider any forward-looking statements.

You should read this prospectus, including documents incorporated by reference, any applicable prospectus supplement and any related free writing prospectus completely and with the understanding that our actual future results may be materially different from what we expect. The forward-looking statements contained in this prospectus are made as of the date of this prospectus and we do not assume any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

THE COMPANY

We are a clinical stage, drug platform company addressing neurodegeneration such as Alzheimer’s disease (“AD”), Parkinson’s disease (“PD”) and Alzheimer’s disease in Down Syndrome (“AD-DS”). Our lead compound, ANVS401, is a small molecule administered orally that attacks neurodegeneration by entering the brain and inhibiting the translation of neurotoxic proteins — amyloid precursor protein APP/Aβ (“APP”), tau/phospho-tau (“tau”) and α-Synuclein (“αSYN”) — thereby improving axonal transport. Human studies in four mildly cognitive impaired (“MCI”) patients have shown that ANVS401 lowered the levels of neurotoxic proteins and inflammatory factors. In preclinical studies, lower neurotoxic protein levels led to improved axonal transport, reduced inflammation, lower nerve cell death and improved function.

We believe that ANVS401 has the potential to be the first drug to interfere with the underlying mechanism of neurodegeneration. ANVS401 is a small, once a day, orally administered, brain penetrant inhibitor of neurotoxic proteins. The biological activity of ANVS401 has been evaluated in 20 animal studies conducted in leading institutions such as the Karolinska Institute, Columbia University and Harvard University. 18 of the studies are published and two are presently manuscripts in preparation. We also conducted three clinical trials with 125 humans including two safety studies in 120 healthy volunteers and a proof-of-concept study in four MCI patients with Parexel, an international clinical research organization. In these studies, we showed that ANVS401 was well tolerated and we saw promising clinical signals: in all four patients, ANVS401 reduced the levels of APP, tau and αSYN (αSYN is an unpublished, not statistically significant observation) and lowered inflammatory factors.

We are presently conducting a Phase 2a clinical trial in 24 AD patients in collaboration with the Alzheimer’s Disease Cooperative Study (“ADCS”) and a second Phase 2a clinical trial of ANVS401 with 14 AD patients and 54 PD patients (the “AD/PD Trial”), which began treating patients in August 2020.

We were incorporated under the laws of the State of Delaware in 2008. Our principal executive offices are located at 1055 Westlakes Drive, Suite 300, Berwyn, PA 19312. Our telephone number is 610-727-3913. Our website address is www.annovisbio.com. The information contained in, or accessible through, our website does not constitute a part of this prospectus.

RISK FACTORS

Investing in any securities offered pursuant to this prospectus and the applicable prospectus supplement involves risk. The prospectus supplement applicable to each offering of our securities will contain a discussion of the risks applicable to an investment in any such securities. Prior to making a decision about investing in any securities offered, you should carefully consider the specific factors discussed under the heading “Risk Factors” in the applicable prospectus supplement, together with all of the other information contained or incorporated by reference in the prospectus supplement or appearing or incorporated by reference in this prospectus. You should also consider the risks, uncertainties and assumptions discussed under the heading “Risk Factors” in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q and other documents that we file with the SEC, which are incorporated herein by reference as described in this prospectus under the heading “Where You Can Find Additional Information”. The risks and uncertainties we have described in such documents are not the only risks that we face. Additional risks and uncertainties not presently known to us may also affect our operations.

USE OF PROCEEDS

Except as otherwise provided in the applicable prospectus supplement relating to a specific offering, we intend to use the net proceeds from the sale of securities by us under this prospectus and any applicable prospectus supplement for general corporate purposes, which may include working capital, capital expenditures, research and development expenditures, clinical trial expenditures, acquisitions of new technologies, products or businesses, and investments. Pending these uses, we expect to invest the net proceeds in short-term, investment-grade securities.

GENERAL DESCRIPTION OF OUR SECURITIES

We may offer and sell, at any time and from time to time:

•	shares of our common stock;

•	shares of our preferred stock;

•	warrants to purchase common shares;

•	units consisting of a combination of the foregoing securities; or

•	any combination of these securities.

This prospectus contains summary descriptions of the common stock, preferred stock, warrants, and units that we may offer and sell from time to time. When particular securities are offered by us, a supplement to this prospectus will describe the terms of the securities and the extent to which these general descriptions may apply. These summary descriptions and any summary descriptions in the applicable prospectus supplement are not complete descriptions of the terms and conditions of each security and are qualified in their entirety by reference to our amended and restated certificate of incorporation and our amended and restated bylaws which are incorporated by reference in the registration statement of which this prospectus is a part. Please refer to “Where You Can Find Additional Information” below for directions on obtaining these documents. If any particular terms of a security described in the applicable prospectus supplement differ from any of the terms described in this prospectus, then the terms described in this prospectus will be deemed superseded by the terms set forth in that prospectus supplement.

DESCRIPTION OF OUR CAPITAL STOCK

Authorized and Outstanding Shares

Our authorized share capital consists of 37,000,000 shares of capital stock, each with a par value of $0.0001 per share. Of these shares, 35,000,000 shall be common stock and 2,000,000 shall be preferred stock. As of January 29, 2021, there were 6,906,137 shares of common stock outstanding and no shares of preferred stock outstanding.

Common Stock

Voting

The holders of our common stock are entitled to one vote for each share of common stock held on all matters submitted to a vote of stockholders. There is no cumulative voting. An election of directors by our stockholders shall be determined by a plurality of the votes cast by stockholders entitled to vote in the election. Subject to the supermajority votes for some matters, other matters shall be decided by the affirmative vote of our stockholders having a majority in voting power of the votes cast by the stockholders present or represented and voting on such matter.

Dividends

Subject to the rights of holders of all classes of our stock outstanding having rights that are senior to or equivalent to holders of common stock, the holders of the common stock are entitled to receive proportionately any dividends when and as declared by our board of directors.

Liquidation

In the event of our liquidation, dissolution or winding up, the holders of common stock are entitled to receive on a pro rata basis our net assets available for distribution to stockholders after the payment of all debts and other liabilities, subject to the rights of holders of all classes of our stock outstanding having rights that are senior to or equivalent to holders of common stock.

Other

Holders of common stock have no preemptive, subscription, redemption or conversion rights.

All of our outstanding shares of common stock are fully paid and nonassessable, and any shares of common stock to be issued upon an offering pursuant to this prospectus and the related prospectus supplement will be fully paid and nonassessable upon issuance.

Preferred Stock

Under the terms of our amended and restated certificate of incorporation, our board of directors is authorized to direct us to issue shares of preferred stock in one or more series without stockholder approval. Our board of directors has the discretion to determine the rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, of each series of preferred stock.

We will fix the designations, powers, preferences and rights of the preferred stock of each series, as well as the qualifications, limitations or restrictions thereon, in the certificate of designation relating to that series. The applicable prospectus supplement will contain the terms of and other information relating to the preferred stock which will include, as applicable:

•	the title and stated value;

•	the number of shares we are offering;

•	the liquidation preference per share;

•	the purchase price;

•	the dividend rate, period and payment date and method of calculation for dividends;

•	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

•	the procedures for any auction and remarketing, if any;

•	the provisions for a sinking fund, if any;

•	the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights;

•	any listing of the preferred stock on any securities exchange or market;

•	whether the preferred stock will be convertible into our common stock, and, if applicable, the conversion price, or how it will be calculated, and the conversion period;

•	voting rights, if any, of the preferred stock;

•	preemptive rights, if any;

•	restrictions on transfer, sale or other assignment, if any;

•	whether interests in the preferred stock will be represented by depositary shares;

•	a discussion of any material United States federal income tax considerations applicable to the preferred stock;

•	the relative ranking and preferences of the preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs;

•	any limitations on the issuance of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs; and

•	any other specific terms, preferences, rights or limitations of, or restrictions on, the preferred stock.

Our board of directors may authorize the issuance of preferred stock with voting, conversion or other rights that could adversely affect the voting power or other rights of the holders of our common stock. Preferred stock could be issued quickly with terms designed to delay or prevent a change in control of our company or make removal of management more difficult. Additionally, the issuance of preferred stock may have the effect of decreasing the market price of our common stock.

Registration Rights

Under our registration rights agreement dated as of December 19, 2014, the holders of approximately 2,273,847 shares of common stock, or their transferees, have the right to require us to register their shares under the Securities Act so that those shares may be publicly resold, or to include their shares in any registration statement we file, in each case as further described below.

Demand Registration Rights

Commencing on July 29, 2020, if holders of more than 50% of the securities registerable under the registration rights agreement request us to file a registration statement under the Securities Act for a public offering of such shares of registrable securities having an aggregate offering price of at least $10,000,000, we must, within ten days after the receipt of such notice, notify all holders of registrable securities of such request and shall use its reasonably diligent efforts to register under the Securities Act the registrable securities of all holders who so request within 90 days after the date of our notice; provided, however, that we are obligated to register only shares of common stock pursuant to the agreement. We are obligated to effect a maximum of two such demand registrations.

Piggyback/Incidental Registration Rights

Whenever we propose to register any common stock for our own or others’ account under the Securities Act for a public offering for cash, other than a registration relating to employee benefit plans, we must give each holder of registrable securities prompt written notice of its intent to do so. Upon the written request of any such holder given within 10 days after receipt of such notice, we will cause to be included in such registration all of the registrable securities that such holder requests; provided, however, that we are obligated to register only shares of our common stock pursuant to the agreement. If we are advised in writing by any managing underwriter of the securities being offered pursuant to any registration statement that the number of shares to be sold by persons other than us is greater than the number of such shares that can be offered without adversely affecting the offering, we may reduce pro rata the number of shares of registrable securities offered for the accounts of such persons to a number deemed satisfactory by such managing underwriter; and a managing underwriter will have the right to exclude registrable securities entirely pursuant to the preceding clause.

Form S-3 Registration Rights

If, at a time when Form S-3 (or any successor thereto) is available for such registration, we receive from holders of more than 15% of the registrable securities a written request or requests that we effect a registration on Form S-3 of registrable securities having an aggregate offering price of at least $5,000,000 (based on the then current public market price), we will promptly give written notice of the proposed registration to all other holders of registrable securities and, as soon as reasonably practicable, effect such registration and all such related qualifications and compliances as may be requested and as would permit the sale and distribution of all registrable securities as are specified in such request and any written requests of other holders given within 10 days after receipt of such notice; provided, however, that the Company shall not be obligated to effect any such registration pursuant to the agreement: (i) if Form S-3 is not available for such offering by the applicable holders; or (ii) if we furnish to the applicable holders a certificate signed by the chief executive officer stating that in the good faith judgment of the board of directors, it would be seriously detrimental to us and our stockholders for such Form S-3 registration to be effected at such time, in which event we will have the right to defer the filing of the Form S-3 registration statement for a period of not more than 120 days after receipt of the request of the holder or holders; provided, however, that we may not utilize this right more than twice in any 12-month period. We are not obligated to file more than two registrations under this provision.

Other Provisions and Expenses

A registrable security will cease to be a registrable security when (i) a registration statement covering such registrable security has been declared effective by the SEC and it has been disposed of pursuant to such effective registration statement; or (ii) such registrable security could be sold pursuant to Rule 144 (or any successor or comparable provision) without any volume restriction.

Other than underwriting discounts and commissions and certain other expenses, we will be required to pay all expenses incurred by us related to any registration effected pursuant to the exercise of these registration rights. These expenses may include all registration and filing fees, printing expenses, fees and disbursements of our counsel, reasonable fees and disbursements of a counsel for the selling securityholders and blue-sky fees and expenses.

Anti-Takeover Effects of Delaware Law and Our Certificate of Incorporation and Bylaws

Some provisions of Delaware law, our amended and restated certificate of incorporation and our amended and restated bylaws could make the following transactions more difficult: an acquisition of us by means of a tender offer; an acquisition of us by means of a proxy contest or otherwise; or the removal of our incumbent officers and directors. It is possible that these provisions could make it more difficult to accomplish or could deter transactions that stockholders may otherwise consider to be in their best interest or in our best interests, including transactions which provide for payment of a premium over the market price for our shares.

These provisions, summarized below, are intended to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that the benefits of the increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging these proposals because negotiation of these proposals could result in an improvement of their terms.

Authorized but Unissued Shares

Our authorized but unissued shares of common stock and preferred stock are available for future issuance without stockholder approval. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital and corporate acquisitions. The existence of authorized but unissued shares of common stock and preferred stock could render more difficult or discourage an attempt to obtain control of a majority of our common stock by means of a proxy contest, tender offer, merger or otherwise.

Stockholder Meetings

Any action to be taken by our stockholders must be effected at a duly called annual or special meeting of stockholders and not be taken by written consent.

Requirements for Advance Notification of Stockholder Nominations and Proposals

Stockholders seeking to present proposals before a meeting of stockholders or to nominate candidates for election as directors at a meeting of stockholders must provide advance notice in writing, and also specify requirements as to the form and content of a stockholder’s notice.

Delaware Anti-Takeover Statute

We are subject to Section 203 of the General Corporation Law of the State of Delaware, which prohibits persons deemed to be “interested stockholders” from engaging in a “business combination” with a publicly held Delaware corporation for three years following the date these persons become interested stockholders unless the business combination is, or the transaction in which the person became an interested stockholder was, approved in a prescribed manner or another prescribed exception applies. Generally, an “interested stockholder” is a person who, together with affiliates and associates, owns, or within three years prior to the determination of interested stockholder status did own, 15% or more of a corporation’s voting stock. Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. The existence of this provision may have an anti-takeover effect with respect to transactions not approved in advance by the board of directors.

Choice of Forum

The Court of Chancery of the State of Delaware is the exclusive forum in which we and our directors may be sued by our stockholders, to the fullest extent permitted by law, for:

•	any derivative action or proceeding brought on our behalf;

•	any action asserting a breach of fiduciary duty;

•	any action asserting a claim against us arising pursuant to the Delaware General Corporation Law, our amended and restated certificate of incorporation, or our amended and restated bylaws; or

•	or any action asserting a claim against us that is governed by the internal affairs doctrine.

Our amended and restated bylaws will not apply to suits brought to enforce a duty or liability created by the Securities Act or the Exchange Act, or any other claim for which federal courts have exclusive jurisdiction.

These choice of forum provisions may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or any of our directors, officers, or other employees, which may discourage lawsuits with respect to such claims. Alternatively, if a court were to find either choice of forum provision contained in our amended and restated bylaws to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action in other jurisdictions, which could harm our business, results of operations, and financial condition.

Advance Notice Requirements

Our bylaws establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of our stockholders, including proposed nominations of persons for election to the board of directors. Stockholders at an annual meeting will only be able to consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of the board of directors or by a stockholder who was a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has given our Secretary timely written notice, in proper form, of the stockholder’s intention to bring that business before the meeting. Although our bylaws do not give the board of directors the power to approve or disapprove stockholder nominations of candidates or proposals regarding other business to be conducted at a special or annual meeting, our bylaws may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed or may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control of us.

The NYSE American

Our common stock is listed on the NYSE American under the symbol “ANVS.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, LLC.

DESCRIPTION OF OUR WARRANTS

We may issue warrants to purchase our common stock and/or preferred stock in one or more series. We may issue warrants independently or together with common stock and/or preferred stock, and the warrants may be attached to or separate from these securities.

The terms of each series of warrants will be contained in the applicable warrant agreements. The applicable prospectus supplement for the warrants will contain the terms of and other information relating to the warrants which will include, as applicable:

•	the offering price and aggregate number of warrants offered;

•	the currency in which the offering price, if any, and the exercise price are payable;

•	the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

•	the date on and after which the warrants and the related securities will be separately transferable;

•	in the case of warrants to purchase common stock or preferred stock, the exercise price and the number of shares of common stock or preferred stock, as applicable, to be received upon exercise of the warrants;

•	the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if the warrants may not be continuously exercised throughout that period, the specific date or dates on which the warrants may be exercised;

•	a discussion of any material United States federal income tax considerations related to the holding or exercise of the warrants;

•	the identity of the warrant agent for the warrants, if any, and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

•	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

•	the designation and terms of the securities issuable upon exercise of the warrants;

•	the minimum or maximum amount of the warrants that may be exercised at any one time;

•	the anti-dilution provisions of the warrants, if any;

•	the rights to redeem or call the warrants, if any;

•	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants; and

•	any other specific terms, preferences, rights and limitations of or restrictions on the warrants.

Before the exercise of their warrants, holders of warrants will not have any of the rights of holders of the securities issuable upon exercise. Holders of warrants to purchase common stock or preferred stock will not be entitled to vote, consent, receive dividends, receive notice as stockholders with respect to any meeting of stockholders for the election of our directors, receive payments upon our liquidation, dissolution or winding up, or to exercise any rights whatsoever as our stockholders.

Transfer Agent and Registrar

The transfer agent and registrar for any warrants will be set forth in the applicable prospectus supplement.

DESCRIPTION OF OUR UNITS

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of the units that we may offer under this prospectus. Units may be offered independently or together with common stock, preferred stock or warrants offered by any prospectus supplement, and may be attached to or separate from those securities. While the terms we have summarized below will generally apply to any future units that we may offer under this prospectus, we will describe the particular terms of any series of units that we may offer in more detail in the applicable prospectus supplement. The terms of any units offered under an applicable prospectus supplement may differ from the terms described below.

We will incorporate by reference into the registration statement of which this prospectus forms a part the form of unit agreement, including a form of unit certificate, if any, that describes the terms of the series of units we are offering before the issuance of the related series of units. The following summaries of material provisions of the units, and the unit agreements, are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement applicable to a particular series of units. We urge you to read the applicable prospectus supplements related to the units that we sell under this prospectus, as well as the complete unit agreements that contain the terms of the units.

We may issue units comprised of one or more of the securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement, if any, under which a unit is issued may provide that the securities comprising the unit may not be held or transferred separately, at any time or at any time before a specified date.

The particular terms and provisions of units offered by an applicable prospectus supplement, and the extent to which the general terms and provisions described below may apply thereto, will be described in the applicable prospectus supplement filed in respect of such units. This description will include, where applicable:

•	the designation and aggregate number of units offered;

•	the price at which the units will be offered;

•	the rights and obligations of the unit agent, if any;

•	the currency or currencies in which the units are denominated;

•	any provisions of the governing unit agreement that differ from those described below;

•	the terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	the number of securities that may be purchased upon exercise of each unit and the price at which the currency or currencies in which that amount of securities may be purchased upon exercise of each unit;

•	any provisions for the issuance, payment, settlement, transfer, adjustment or exchange of the units or of the securities comprising the units; and

•	any other material terms of the units.

We reserve the right to set forth in an applicable prospectus supplement specific terms of the units that are not within the options and parameters set forth in this prospectus. In addition, to the extent that any particular terms of the units described in an applicable prospectus supplement differ from any of the terms described in this prospectus, the description of such terms set forth in this prospectus shall be deemed to have been superseded by the description of the differing terms set forth in such prospectus supplement with respect to such units.

PLAN OF DISTRIBUTION

We may sell the securities, from time to time, to or through underwriters or dealers, through agents or remarketing firms, or directly to one or more purchasers pursuant to:

•	underwritten public offerings;

•	negotiated transactions;

•	block trades;

•	“At the Market Offerings,” within the meaning of Rule 415(a)(4) of the Securities Act of 1933, as amended, or the Securities Act, into an existing trading market, at prevailing market prices; or

•	through a combination of these methods.

We may sell the securities to or through one or more underwriters or dealers (acting as principal or agent), through agents, or directly to one or more purchasers.

We may distribute securities from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

A prospectus supplement or supplements (and any related free writing prospectus that we may authorize to be provided to you) will describe the terms of the offering of the securities, including, to the extent applicable:

•	the name or names of the underwriters, dealers or agents, if any;

•	if the securities are to be offered through the selling efforts of brokers or dealers, the plan of distribution and the terms of any agreement, arrangement, or understanding entered into with broker(s) or dealer(s) prior to the effective date of the registration statement, and, if known, the identity of any broker(s) or dealer(s) who will participate in the offering and the amount to be offered through each;

•	the purchase price of the securities or other consideration therefor, and the proceeds, if any, we will receive from the sale;

•	if any of the securities being registered are to be offered otherwise than for cash, the general purposes of the distribution, the basis upon which the securities are to be offered, the amount of compensation and other expenses of distribution, and by whom they are to be borne;

•	any delayed delivery arrangements;

•	any over-allotment or other options under which underwriters may purchase additional securities from us;

•	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

•	any public offering price;

•	any discounts, commissions or concessions allowed or reallowed or paid to dealers;

•	the identity and relationships of any finders, if applicable; and

•	any securities exchange or market on which the securities may be listed.

In compliance with the guidelines of FINRA, the maximum compensation to the underwriters or dealers in connection with the sale by the Company of its securities pursuant to this prospectus and the accompanying supplement to this prospectus may not exceed 8% of the aggregate offering price of the securities as set forth on the cover page of any prospectus supplement.

Only underwriters named in the prospectus supplement will be underwriters of the securities offered by the prospectus supplement.

If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Unless otherwise indicated in the prospectus supplement, subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement, other than securities covered by any underwriter’s option. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time. We may use underwriters, dealers or agents with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, dealer or agent, the nature of any such relationship.

We may use a remarketing firm to offer the securities in connection with a remarketing arrangement upon their purchase. Remarketing firms will act as principals for their own account or as agents for us. These remarketing firms will offer or sell the securities pursuant to the terms of the securities. A prospectus supplement will identify any remarketing firm and the terms of its agreement, if any, with us and will describe the remarketing firm’s compensation. Remarketing firms may be deemed to be underwriters in connection the securities they remarket.

If we offer and sell securities through a dealer, we or an underwriter will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. The name of the dealer and the terms of the transaction will be set forth in the applicable prospectus supplement.

We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions payable to the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, the agent will act on a best-efforts basis for the period of its appointment.

Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts. If such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act.

We may sell securities directly to one or more purchasers without using underwriters or agents. Underwriters, dealers and agents that participate in the distribution of the securities may be underwriters as defined in the Securities Act, and any discounts or commissions they receive from us and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the Securities Act.

We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

We may provide agents, underwriters and dealers with indemnification against civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents, underwriters or dealers may make with respect to these liabilities. Agents, underwriters and dealers, or their respective affiliates, may engage in transactions with, or perform services for, us in the ordinary course of business.

The securities we offer may be new issues of securities and may have no established trading market. The securities may or may not be listed on a securities exchange. Underwriters may make a market in these securities but will not be obligated to do so and may discontinue any market making at any time without notice. We can make no assurance as to the liquidity of, or the existence of trading markets for, any of the securities.

Any underwriter may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Securities Exchange Act of 1934, as amended, or the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum price. Syndicate-covering or other short-covering transactions involve purchases of the securities, either through exercise of the over-allotment option or in the open market after the distribution is completed, to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

Any underwriters that are qualified market makers on the NYSE American may engage in passive market making transactions in the common stock on the NYSE American in accordance with Regulation M under the Exchange Act, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the common stock. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

LEGAL MATTERS

Unless otherwise specified in a prospectus supplement, certain legal matters relating to the securities will be passed upon for us by Duane Morris LLP. As appropriate, legal counsel representing the underwriters, dealers or agents will be named in the accompanying prospectus supplement and may opine to certain legal matters.

EXPERTS

The financial statements of Annovis Bio, Inc. as of December 31, 2019 and 2018 and for the years then ended have been incorporated by reference herein in reliance upon the report of WithumSmith+Brown, PC, independent registered public accounting firm, incorporated by reference herein, upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION;
INCORPORATION BY REFERENCE

Available Information

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an Internet website at http://www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. Our reports on Forms 10-K, 10-Q and 8-K, and amendments to those reports, are also available for download, free of charge, as soon as reasonably practicable after these reports are filed with, or furnished to, the SEC, at our website at www.annovisbio.com. Information contained on or accessible through our website is not a part of this prospectus or any prospectus supplement, and the inclusion of our website address in this prospectus is an inactive textual reference only.

Incorporation by Reference

The SEC allows us to “incorporate by reference” into this prospectus the information in other documents that we file with it. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information in documents that we file later with the SEC will automatically update and supersede information contained in documents filed earlier with the SEC or contained in this prospectus.

We incorporate by reference in this prospectus the documents listed below and any future filings that we may make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act in this prospectus, between the date of this prospectus and the termination of the offering of the securities described in this prospectus. We are not, however, incorporating by reference any documents, information or portions thereof deemed to have been furnished and not filed, including any information that we disclose under Items 2.02 or 7.01 of any Current Report on Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K.

This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:

•	our Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on March 25, 2020;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020, June 30, 2020 and September 30, 2020, filed with the SEC on May 5, 2020, July 29, 2020 and November 4, 2020, respectively;

•	our Current Reports on Form 8-K as filed with the SEC on February 6, 2020, April 3, 2020, June 5, 2020, and June 9, 2020 (except information included pursuant to Items 2.02 or 7.01 and exhibits related to such items);

•	the information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2019 from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 24, 2020 (other than the portions thereof that are furnished and not filed); and

•	the description of our capital stock contained in our registration statement on Form 8-A filed with the SEC on January 28, 2020, including any amendment or report filed for purposes of updating such description.

You may request, orally or in writing, a copy of any or all of the documents incorporated herein by reference. These documents will be provided to you at no cost, by contacting: Annovis Bio, Inc., 1055 Westlakes Drive, Suite 300, Berwyn, Pennsylvania 19312. In addition, copies of any or all of the documents incorporated herein by reference may be accessed at our website at www.annovisbio.com. The information on such website is not incorporated by reference and is not a part of this prospectus.

Shares of Common Stock

Warrants to Purchase                Shares of Common Stock

PROSPECTUS SUPPLEMENT

Canaccord Genuity

The date of this prospectus supplement is                , 2023.